February 4, 2005

To: Quepasa Corporation

ATTN: Jeffrey Peterson, Chairman

410 N. 44th Street, Suite 450

Phoenix, AZ 85008

I hereby resign as a director of Quepasa Corporation, effective as of today's date, due to my relocation to Hong Kong.

Yours Truly,

/s/ Brian Lu

Brian Lu